UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2011

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 30, 2011, CardioNet, Inc. (the “Company”) executed Amendment No. 8 to its Communications Voice and Data Services Provider Agreement (as amended, the “Agreement”) with nPhase, LLC (the “Amendment”). Under the Agreement the Company purchases wireless voice and data communications services for the Company’s MCOT monitoring network. The Amendment provides for an extension of the term of the Agreement to September 13, 2014, and also provides for a percentage discount on certain monthly service fees. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 99.1.

The Amendment was executed as one of many steps the Company is taking in furtherance of it’s previously announced cost reduction initiative.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1+	Amendment No. 8 to Communications Voice and Data Services Provider Agreement

+              Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

December 5, 2011	By:	/s/ Peter Ferola

		Name:	Peter Ferola
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1+	Amendment No. 8 to Communications Voice and Data Services Provider Agreement

+              Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.